Exhibit 99.3

GRF5317 PA Delivers 18dBm of Wideband Linear Power

without requiring DPD

Newest InGaP HBT Power Amplifier from Guerrilla RF Provides Natively Linear Output Power for 5G Applications that Cannot Employ DPD, CFR or ET

GREENSBORO, NC—June 23, 2022—Guerrilla RF, Inc. (OTCQX: GUER) announces it is now sampling the GRF5317, the first of a series of new 0.1W linear power amplifiers being developed by the company. These latest InGaP HBT amplifiers were designed specifically for 5G wireless infrastructure applications requiring exceptional native linearity over large 500MHz bandwidths and temperature extremes of -40°C to 85°C.

Spanning a frequency range of 1.5–2.0GHz, the GRF5317 is tuned to operate within the n1, n2, n3, n25, n34, n39, n65, n66, n70, n80, n84, and n86 5G new radio (NR) bands. The devices typically deliver 18dBm of linear power over the entire -40°C to 85°C temperature range while maintaining ACLR levels of better than -45dBc and IMD3 levels < -25dBm – all without the aid of supplemental linearization schemes like digital pre-distortion (DPD).

The ability to beat the -45dBc ACLR performance metric without DPD is critical for cellular applications like home and commercial repeaters/boosters, femtocells, and picocells, as well as cable loss compensators which are used in conjunction with automotive ‘shark fin’ antennas. In each of these use cases, the sensitivity to cost, power and size constraints prohibits the use of elaborate linearization techniques like DPD. Instead, designers must rely on the power amplifier’s native linearity to meet the stringent emissions mask requirements imposed by the latest 5G standards.

During the development of the GRF53xx series, Guerrilla RF consulted directly with its customers to ensure the devices delivered the best blend of power and linearity, thus maximizing the effective range and throughput for their cellular systems. Guerrilla RF also designed the family of devices to be fully footprint compatible, enabling its customer base to rapidly customize their designs for a myriad of cellular frequencies.

“As the first of a new series of 0.1W linear PAs, the GRF5317 will serve our customers well as they round out their own cellular offerings,” says Ryan Pratt, CEO and founder of Guerrilla RF. “GRF now provides pin-pin compatible linear PAs that can cover the 0.1W, 0.25W and 0.5W power spectrum, giving customers the ability to simply swap in different devices to address a variety of output power scenarios. The GRF53xx series can also work in conjunction with its 0.5W cousins, serving as linear drivers for the higher power cores.”

The GRF5317 comes in a 3mm x 3mm, 16-pin QFN package.

Pricing and Availability

Samples and evaluation boards are available now for the GRF5317. Prices start at $1.43 (10,000-up, EXW USA). Click here for additional details.

About Guerrilla RF, Inc.

Founded in 2013 and based in Greensboro, NC, Guerrilla RF develops and manufactures high performance monolithic microwave integrated circuits (MMICs) to wireless OEMs in multiple market segments – including 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics such as SDARS/V2X/GPS/DAB, mission-critical military communications, navigation, and high-fidelity wireless audio. Guerrilla RF has an extensive portfolio of over 100 high-performance radio frequency (RF) and microwave semiconductor devices. The existing product line includes ultra-low noise amplifiers, gain blocks, driver amplifiers, mixers, RF switches, and linear PAs (power amplifiers) – the critical building blocks for mission-critical, performance-driven wireless applications. To date, the Company has shipped over 100 million devices and has repeatedly been included in Inc. Magazine's annual Inc. 5000 list. Guerrilla RF recently made the top Inc. 500 list for the second year in a row, coming in at No. 421 and 489 for the 2020 and 2021 rankings, respectively. For more information, please visit https://guerrilla-rf.com/ or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect,” "believe,” "estimate,” "plan,” "project,” "anticipate," or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the SEC available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Jim Ahne, VP - Automotive & 5G Products / Corporate Marketing

jahne@guerrilla-rf.com

+1 336 265 7760